SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          HOSPITALITY PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)


              MARYLAND                                  04-3262075
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

  400 CENTRE STREET
  NEWTON, MASSACHUSETTS                                               02458
  (Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates: 333-43573 and 333-84064 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered

8.875% SERIES B CUMULATIVE REDEEMABLE                 NEW YORK STOCK EXCHANGE
PREFERRED SHARES

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the 8.875% Series B Cumulative Redeemable Preferred Shares, without par value (the "Series B Preferred Shares"), of Hospitality Properties Trust (the "Registrant") is contained in the Prospectus dated March 20, 2002 (File Nos. 333-43573 and 333-84064), as supplemented by the Prospectus Supplement dated December 5, 2002 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus, as so supplemented, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
Number     Description of Exhibit

1.1 Composite copy of Amended and Restated Declaration of Trust dated August 21, 1995, as amended to date, of the Registrant. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998)

1.2 Articles Supplementary dated June 2, 1997 creating the Junior Participating Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997)

1.3 Articles Supplementary dated April 8, 1999 relating to the 9 1/2% Series A Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000)

1.4 Articles Supplementary dated May 16, 2000. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000)

1.5 Form of Articles Supplementary to the Amended and Restated Declaration of Trust dated August 21, 1995 relating to the 8.875% Series B Cumulative Redeemable Preferred Shares. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED DECEMBER 5, 2002)

1.6        Amended and Restated By-Laws,  as amended to date, of the Registrant.
           (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED JUNE 30, 2000)

1.7 Rights Agreement, dated as of May 20, 1997, between the Registrant and State Street Bank and Trust Company, as Rights Agent. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT OF FORM 8-K DATED MAY 29, 1997)

1.8 Form of Common Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-11 (FILE NO. 33-92330))

1.9 Form of temporary 9 1/2 % Series A Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999)

1.10 Form of temporary 8.875% Series B Cumulative Redeemable Preferred Share Certificate. (INCORPORATED BY REFERENCE TO THE REGISTRANT'S CURRENT REPORT ON FORM 8-K DATED DECEMBER 5, 2002)




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               HOSPITALITY PROPERTIES TRUST

Date:  December 6, 2002                        By: /s/ Mark L. Kleifges
                                                   Mark L. Kleifges
                                                   Treasurer and
                                                   Chief Financial Officer